Exhibit 99.1

Media & Investor Contact:
Matt Pettoni
VP of Finance & Treasurer
(770) 418-8219
ir@asburyauto.com

ASBURY AUTOMOTIVE GROUP LAUNCHES CLICKLANE— THE FIRST-EVER END-TO-END CAR-BUYING SOLUTION— AND UNVEILS ITS FIVE-YEAR STRATEGIC VISION

The innovative platform is an evolution of Asbury’s PushStart tool and allows for consumers to complete the entire car-buying transaction within 15 minutes

Duluth, Ga., December 2, 2020 - Asbury Automotive Group, Inc. (NYSE: ABG) (“Asbury” or the “Company”), one of the largest automotive retail and service companies in the U.S., announced today the launch of Clicklane— a communications technology ecosystem which allows for a true online car-buying and selling experience. Asbury partnered with Gubagoo to build the online platform that gives Asbury the ability to enhance the car buying experience across its store base and also to enter new markets focusing on the pre-owned vehicle business as a standalone Clicklane brand.

Clicklane fills many of the gaps that exist with online automotive retail platforms currently on the market. Features that are unique to this platform include:

•Penny perfect trade-in values and penny perfect loan payoffs
•Real-payment figures based on local taxes and fees
•Loan marketplace, which now includes more than 30 lenders
•VIN-specific finance & insurance products customized to the vehicle and consumer
•Ability to sign all documents online via DocuSign®
•In-tool service and collision appointment scheduler

Members of the Asbury executive leadership team will host a demonstration of the Clicklane platform on Wednesday, December 2 at 10 a.m. EST live at asburyauto.com/clicklane.

“Clicklane is the latest evolution in our omni-channel strategy that we began more than four years ago,” said CEO & President David Hult. “The future of the automotive retail industry relies on innovation and our ability to meet consumers where they are— online. With Clicklane, we have created one platform for the entire life cycle of vehicle ownership and found the solution to what has been a fragmented process. Others may have pioneered the online car-buying experience, but we believe that we have perfected it.”

Asbury first piloted Clicklane at one of its stores in the Florida market, and it has now been implemented at several Asbury stores nationwide. The company plans to complete the Clicklane rollout to all its stores by the end of the first quarter of 2021.

The company also unveiled its five-year strategic plan to reach $20 billion of revenue by 2025 (20% compound annual growth), expand operating margins, and grow EPS in excess of revenue growth. Specifically, the company highlighted:

•Driving same-store revenue growth of $2 billion over five years,
•Acquiring $5 billion of additional revenue over five years, and
•Adding an incremental $5 billion of revenue through the new Clicklane platform.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. ("Asbury"), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. Asbury currently operates 91 dealerships, consisting of 112 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates 25 collision repair centers. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, expectations, projections regarding the expected benefits of Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, our financial position, results of operations, market position, capital allocation strategy, business strategy and expectations of our management with respect to, among other things: changes in general economic and business conditions, including the impact of COVID-19 on the automotive industry in general, the automotive retail industry in particular and our customers, suppliers, vendors and business partners; our relationships with vehicle manufacturers; our ability to improve our margins; operating cash flows and availability of capital; capital expenditures; the amount of our indebtedness; the completion of any pending and future acquisitions and divestitures; future return targets; future annual savings; general economic trends, including consumer confidence levels, interest rates, and fuel prices; and automotive retail industry trends. The following are some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including: the impact of the COVID-19 pandemic, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its technology initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, including its ability to realize the expected benefits of the acquisition of the Park Place dealership group, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These risks, uncertainties and other factors are disclosed in Asbury’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and other periodic and current reports filed with the Securities and Exchange Commission from time to time. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, whether as a result of new information, future events or otherwise.